Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”), dated as of April 19, 2021, is made and entered into by and between Strategic Investment Holdings, LLC, a Nevada limited liability company (“SIH”), Ascenda BioSciences LLC, a Delaware limited liability company (“Ascenda” and together with SIH, the “Secured Party”), and Provista Diagnostics, Inc., a Delaware corporation (the “Pledgor”). Each entity being referred to as a “Party” and collectively, the “Parties.”

The designation of the Pledgor and the Secured Party as used herein shall include said parties’ successors and assigns, and shall include singular, plural, masculine, feminine, or neuter as required by context. All capitalized terms used herein which are not otherwise defined herein, shall have the meaning as defined in that certain Agreement to Purchase Provista Diagnostics, Inc., dated as of April 19, 2021 (the “Purchase Agreement”), between the Pledgor, SIH, Ascenda and Todos Medical Ltd, a company formed under the laws of Israel (“Buyer”).

RECITAL OF PURPOSE

WHEREAS, SIH is the sole owner of all of the outstanding securities of Ascenda; and

WHEREAS, Ascenda is the sole owner of all of 100% of the outstanding securities of Provista (“Provista Shares”); and

WHEREAS, pursuant to the Purchase Agreement, the Secured Party is selling the Provista Shares to the Buyer; and

WHEREAS, the Buyer’s obligations under the Purchase Agreement are evidenced by, among other things, that certain Promissory Note dated of even date herewith (the “Note”); and

WHEREAS, the Pledgor has agreed to secure the Buyer’s obligations under the Note and the Purchase Agreement by granting to the Secured Party a security interest in the Collateral; and

WHEREAS, the Pledgor and the Secured Party wish to set forth their agreement with respect to the Pledgor’s grant of the security interest in the Collateral by entering into this Agreement.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

I. SECURITY INTEREST

The Pledgor hereby grants to the Secured Party a continuing security interest in all of the Pledgor’s right, title and interest in and to the assets of the Pledgor, as further described on Exhibit A attached hereto (collectively, the “Collateral”). Without limiting the generality of Article VIII, the Pledgor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Uniform Commercial Code (the “Code”) or (ii) the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Secured Party taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by the Pledgor, the Pledgor will at its expense execute and deliver to the Secured Party such documents, agreements, notices, assignments and instruments and take such further actions as may be reasonably requested by the Secured Party from time to time for the purpose of creating a valid and perfected lien on such item, enforceable against the Pledgor and all third parties to secure the Purchase Agreement.

II. OBLIGATIONS SECURED; HYPOTHECATION

The security interests granted to the Secured Party hereby secures the payment and performance of the Second Cash Payment pursuant to the Purchase Agreement . The Pledgor will derive a material and direct benefit from the stock sale evidenced by the Purchase Agreement, and in accordance therewith, the Pledgor agrees that such interest and benefit are sufficient consideration to support the Collateral pledge made hereunder. In the event of a default by the Buyer under the Purchase Agreement of the Second Cash Payment, the Pledgor expressly acknowledges, covenants, and agrees that the Secured Party shall have all rights and remedies hereunder as set forth for default just as if the Pledgor had executed the Purchase Agreement. Further, in the event of default under the Purchase Agreement, it shall likewise be deemed an Event of Default hereunder giving rise to all rights and remedies of the Secured Party as set forth herein for default. The Pledgor expressly agrees that, upon the occurrence of a default, the Secured Party may elect to enforce any rights and remedies which it may have under this Agreement (as well as under the other Transaction Documents). The foregoing provisions are set forth and made by the Pledgor as an inducement to the Secured Party to enter into the stock sale secured hereby.

III. FILING OF FINANCING STATEMENTS, OTHER FILINGS, AND THE SECURED PARTY’S RIGHT TO PROTECT COLLATERAL

The Pledgor hereby authorizes the Secured Party (i) to prepare and file one or more UCC financing statements, including, without limitation, UCC-1 Financing Statements as defined under the Code, covering the Collateral, as the Secured Party deems necessary to perfect the liens and security interests on the Collateral without the signature(s) of the Pledgor and, (ii) without notice to or the participation of the Pledgor, to file or record such continuation statements and amendments as deemed necessary by the Secured Party, at any time, to maintain its perfected lien position in the Collateral or any portion thereof, and (iii) to file one or more notice or filing documents with the United States Patent and Trademark Office and any other Government Authority to evidence or perfect the Secured Party’s lien on the Collateral or any portion thereof. This Agreement, and the security interests and rights granted hereby, shall continue until the Note and all other obligations thereunder have been paid in full.

At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of the Pledgor, the Secured Party may at its option and in its reasonable discretion take such actions as the Secured Party deems appropriate to: (i) attach, perfect, continue, preserve and protect the Secured Party’s priority security interest in the Collateral, and/or (ii) inspect, audit and verify the Collateral, including reviewing all of the Buyer’s and the Pledgor’s respective books and records and copying and making excerpts therefrom, provided that prior to an Event of Default, the same is done with advance notice during normal business hours to the extent access to the Pledgor’s premises is required, and to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Note, to be paid by the Buyer to the Secured Party upon demand.

IV. USE AND DISPOSITION OF COLLATERAL

Unless and until an Event of Default shall have occurred and be continuing, the Pledgor may use the Collateral in the ordinary course of business and not inconsistent with this Agreement and the Purchase Agreement. Except as otherwise permitted in the Purchase Agreement, the Pledgor shall not sell, encumber, or in any manner dispose of any portion of the Collateral, unless explicitly consented to by the Secured Party in writing.

The Pledgor does hereby grant to the Secured Party an irrevocable license to enter upon any premises where any tangible items of Collateral are located or where any record of tangible or intangible items of Collateral may be maintained, for purposes of inspecting the Collateral or any portion thereof and to inspect any records relating thereto and in connection therewith (including the copying of any such records). The Pledgor hereby assigns to the Secured Party all of its right, title, and interest in and to any leases or other agreements between the Pledgor and various persons having in their possession any or all of the Collateral and any books or records relating thereto, and such persons may rely upon this Agreement or a copy hereof as authority of the Secured Party for entry upon said premises to the same extent and for the same purpose as the Pledgor may enter thereupon.

V. REPRESENTATIONS, WARRANTIES, AND COVENANTS The Pledgor represents, warrants, and covenants as follows:

1. Subject to any limitations stated in writing herein or in connection herewith, all information furnished by the Pledgor to the Secured Party concerning the Collateral is, or will be at the time the same is furnished, accurate and complete in all material respects.

2. The locations where the Pledgor keeps its records concerning the Collateral are its principal place of business located at 2001 Westside Parkway, Unit # 290, Alpharetta, Georgia 30004. The Pledgor will not remove any such records from such locations without the explicit written consent of the Secured Party.

3. The Collateral is used exclusively for business purposes as set forth in the Purchase Agreement.

4. The Pledgor has full power and authority to execute and deliver this Agreement and to grant the security interests in the Collateral as provided herein.

5. The Pledgor has or shall procure and maintain good and marketable title to the Collateral and the Collateral is free and clear of all liens, security interests or encumbrances (except for such liens and encumbrances as have been disclosed to and are acceptable to the Secured Party).

6. The Pledgor will defend the Secured Party’s right, title, and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons and the entities whomsoever, other than any person or entity claiming a right in the Collateral pursuant to an agreement between such person or entity and the Secured Party.

7. Except as provided by Article IX of this Agreement, the Pledgor will not suffer or permit to exist on any Collateral any lien except for liens in favor of the Secured Party.

8. The Pledgor will not take or omit to take any action, the taking or the omission of which would reasonably be expected to result in a material alteration or impairment of the Collateral or of the Secured Party’s rights under this Agreement.

9. The Pledgor will not sell, assign or otherwise dispose of any portion of the Collateral other than in the ordinary course of business.

10. The Pledgor will: (i) obtain and maintain sole and exclusive possession of the Collateral, other than Collateral which is sold in the ordinary course of business, (ii) keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Exhibit B hereto, unless it shall have given the Secured Party prior notice and taken any action reasonably requested by the Secured Party to maintain its security interest therein, (iii) deliver to the Secured Party upon the Secured Party’s reasonable request therefor all Collateral consisting of Chattel Paper (as defined in the Code) immediately upon the Pledgor’s respective receipt of a request therefor, and (iv) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Secured Party may from time to time reasonably require.

11. The Pledgor will promptly furnish to the Secured Party such information and documents relating to the Collateral as the Secured Party may reasonably request, including, without limitation, all invoices, Documents (as defined in the Code), contracts, Chattel Paper (as defined in the Code), Instruments (as defined in the Code) and other writings pertaining to the Pledgor’s contracts or the performance thereof; all of the foregoing to be certified upon request of the Secured Party by an authorized officer or officers of the Pledgor.

12. The Pledgor certifies that as of the date hereof, all information contained on the Security Interest Data Schedule attached hereto as Exhibit B is accurate and complete and contains no omission or misrepresentation. The Pledgor shall promptly notify the Secured Party of any changes in the information set forth hereon.

VI. TAXES, ASSESSMENTS AND GOVERNMENTAL CHARGES

The Pledgor shall pay as and when due any and all taxes, charges and fees arising in relation to or stemming from the creation, perfection, preservation and continuation of any security interest in the Collateral whenever arising, except those that are being contested in good faith by appropriate proceedings and for which the Pledgor has set aside adequate reserves.

VII. INDEMNIFICATION

In the event any governmental body, instrumentality, entity, or agency determines at any time that any tax, charge, fee and/or penalty is due and owing with regard to the creation, perfection, preservation, or continuity of the security interest intended to be created hereunder or assesses such amounts against the Secured Party or the Pledgor, the Secured Party may pay such tax, fee, charge and/or penalty on behalf of the Pledgor or require the Pledgor to pay such tax, fee, charge and/or penalty in full on demand. In the event the Secured Party pays such tax, fee, charge and/or penalty on behalf of the Pledgor, the Buyer and the Pledgor hereby agree to indemnify and reimburse the Secured Party in full for any such amounts and any costs, fees, or charges related thereto, including, without limitation any and all reasonable attorney fees or other legal costs. Any such taxes, fees, charges and/or penalties paid by the Secured Party hereunder shall be deemed an advance secured by the Collateral until paid in full and shall be afforded the same protection as advances made under any obligation secured by this Agreement.

VIII. MAINTENANCE AND PRESERVATION OF COLLATERAL

The Pledgor will maintain and preserve the Collateral in good order and condition (ordinary wear excluded) and will not permit the Collateral to be wasted or destroyed. The Pledgor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, financing statements and instruments as the Secured Party may require for the purpose of more completely vesting in and assuring to the Second Party its rights hereunder and in or to the Collateral.

Further, the Pledgor will faithfully preserve and protect the Secured Party’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third persons, and will do all such other acts and things and will, upon reasonable request therefor by the Secured Party, execute, deliver, file and record all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Secured Party in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interest. The Pledgor hereby irrevocably appoints the Secured Party, its officers, employees, and agents, or any of them, as attorneys-in-fact for the Pledgor to execute, deliver, file and record such items for the Pledgor and in the Pledgor’s respective name, place, and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

The Pledgor assumes responsibility for taking any and all necessary steps to preserve the Secured Party’s rights with respect to the Collateral against all persons or entities. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Secured Party takes such action for that purpose as the Pledgor shall request in writing, provided that such requested action will not, in the judgment of the Secured Party, impair the security interest in the Collateral created hereby or the Secured Party’s rights in, or the value of, the Collateral, and provided further that such written request is received by the Secured Party in sufficient time to permit the Secured Party to take the requested action.

IX. NO OTHER SECURITY INTEREST OR FINANCING STATEMENTS

Except with the prior written consent of the Secured Party, the Pledgor will not permit or allow to exist any other security interest in or lien upon the Collateral or any item thereof, including, without limitation, any purchase money security interest as defined under the Code, or permit any financing statement covering the Collateral or any item thereof to be on file in any public office. The Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein. The Secured Party, however, may contest any claims made against the Pledgor in the name of the Pledgor wherein the security hereunder would by an adverse decision be impaired, and the Secured Party may charge to the Pledgor its reasonable expenses in defending any such claims.

X. REPORTS, EXAMINATIONS AND INSPECTIONS

Upon request by the Secured Party, the Pledgor shall periodically furnish to the Secured Party information adequate to identify the Collateral and any proceeds arising therefrom, at such times and in such form and substance as may be reasonably requested, together with pledges or assignments in form satisfactory to the Secured Party.

The Secured Party shall be entitled during normal business hours upon reasonable notice to the Pledgor, by or through any of the Secured Party’s officers, agents, attorneys, or accountants, to examine or inspect the Collateral wherever located, and to examine, inspect and make extracts from the Pledgor’s respective books and other records.

XI. COSTS AND EXPENSES PAID BY THE SECURED PARTY

At its option, the Secured Party may pay for insurance on the Collateral and any taxes, assessments or other charges, which the Pledgor fails to pay in accordance with the provisions hereof and of the Purchase Agreement. Any payment so made or expense so incurred by the Secured Party shall be added to the obligations of the Buyer to the Secured Party, shall be payable on demand, shall be deemed an advance secured by the Collateral until paid in full and shall be afforded the same protection as advances made under any obligation secured by this Agreement.

XII. EVENTS OF DEFAULT

The Pledgor shall be in default under this Agreement upon the happening on any of the following events (“Events of Default”):

1. If there shall be any default in any of the payment obligations under the Purchase Agreement or the Note (failure to pay any interest or principal when due) or of any of the other obligations which is not cured within any applicable cure period;

2. There shall occur any default under the Purchase Agreement or the other Transaction Documents (as defined in the Purchase Agreement) which is not cured within any applicable cure period;

3. If there shall be any default by the Pledgor in the due observance or performance of any other covenant, term, or condition set forth herein and such default is not cured within thirty (30) days after notice thereof is given by the Secured Party to the Pledgor;

4. If there shall be any loss, theft, substantial damage, destruction, or encumbrance of any material portion or value of the Collateral not covered by insurance and such loss or damage is not replaced or repaired within ninety (90) days thereof or such additional time thereafter as may be reasonably necessary;

5. If any representation or warranty of the Pledgor contained herein is false or misleading in any material respect;

6. If either the Buyer or the Pledgor becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or files for protection under the Federal bankruptcy laws;

7. If custodian, trustee or receiver is appointed for either the Buyer or the Pledgor or for its property (wherever located) and is not discharged within sixty (60) days after such appointment;

8. If bankruptcy, reorganization, arrangement or insolvency proceeding, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, is instituted by any third party against either the Buyer or the Pledgor, which is not dismissed within sixty (60) days after such institution;

9. If the Pledgor fails to comply with a request, pursuant to Article VIII herein, to perfect the Secured Party’s security interest in the Collateral; or

10. If any security interest in any Collateral is not perfected or becomes unperfected and the Pledgor fails to take action within five (5) business days of a request from the Secured Party to cause the Collateral to be perfected.

XIII. REMEDIES

Upon the occurrence and continuance of any of the Events of Default specified herein, the Secured Party may take any one or more of the following actions in addition to any remedies the Secured Party may have under the Purchase Agreement:

1. Exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by law and as set forth below, including without limitation to take over all Collateral, and to this end the Pledgor hereby appoints the Secured Party, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to:

(i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom; and

(ii) require the Pledgor to assemble the Collateral and deliver it to the Secured Party or to any place designated by the Secured Party at the Pledgor’s expense; and

(iii) receive, open and dispose of all mail addressed to the Pledgor and notify postal authorities to change the address for delivery thereof to such address as the Secured Party may designate; and

(iv) to the extent permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as the Secured Party deems advisable; and

(v) prepare, file and sign the Pledgor’s name(s) on any proof of claim in bankruptcy or similar document against any account debtor; and

(vi) prepare, file and sign the Pledgor’s name(s) on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; and

(vii) do all acts and things necessary, in the Secured Party’s sole discretion, to fulfill the Buyer’s obligations; and

(viii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Collateral or proceeds thereof to which the Pledgor has access; and

(ix) demand, sue for, collect, compromise and give acquittances for any and all Collateral; and

(x) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral; and

(xi) declare the Note and other obligations secured hereby to be immediately due and payable without presentment, further demand, protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Pledgor; and

(xii) Take any and all remedial actions provided under the Purchase Agreement and other Transaction Documents and as otherwise permitted under applicable law or in equity; and

(xiii) take such other action as the Secured Party may deem appropriate, including extending or modifying the terms of payment of the Pledgor’s debtors.

This power of attorney, being coupled with an interest, shall be irrevocable for the term of this Agreement. To the extent permitted by law, the Pledgor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Secured Party pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Secured Party.

2. The Secured Party shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by law (it being agreed by the Pledgor that, in the absence of any contrary requirement of law, ten (10) days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Secured Party, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Secured Party shall have the right to conduct such sales on the Pledgor’s respective premises or elsewhere and shall have the right to use the Pledgor’s premises without charge for such sales for such time or times as the Secured Party may see fit. The Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Note. In the event the Collateral consists partially, or totally, of items which are perishable or threaten to rapidly decline in value or are of a type customarily sold on a recognized market, the Secured Party may sell said items at such time or times and in such manner as it deems economically feasible in its sole discretion.

No delay in accelerating the maturity of the Note or any obligation as aforesaid or in taking any other action with respect to any Event of Default, or in taking any action or remedy hereunder shall affect the rights of the Secured Party to take any other action or remedy with respect thereto. No waiver by the Secured Party as to one Event of Default shall affect rights as to any other Event of Default.

XIV. REPOSSESSION AND STORAGE OF COLLATERAL

If the Secured Party repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then the Pledgor hereby respectively agrees to lease to the Secured Party on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Secured Party’s election, at a rental of one dollar ($1.00) per month, the premises on which the Collateral is located, for purposes of storing the Collateral, provided it is located on the premises owned or leased by the Pledgor.

XV. MISCELLANEOUS PROVISIONS

1. The provisions of this Agreement may be amended, or compliance with this agreement waived, at any time by the written agreement of the Secured Party and the Pledgor.

2. Any notice(s) furnished hereunder shall be deemed conclusively to have been received by a party hereto and be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other parties in writing), or if sent by certified mail, return receipt requested, on the day of delivery or refusal of delivery as evidenced by the return receipt therefor, if addressed to such party at such address:

(a)	If to the Secured Party:

Strategic Investment Holdings, LLC

Galeria de Artes y Ciencias I, #201

Dorado, Puerto Rico 00646

With a courtesy copy to:

Robert Dev. Bunn, Esq.

5745 S.W. 75th Street, Suite 324

Gainesville, Florida 32608

E-mail: Robert@strategiclaw.org;

bhamilton@securitieslawyer101.com;

chris@thestrategicgroup.com.pr;

kmin@wtplaw.com; and

swilcox@mooreandrutt.com

(b)	If to the Pledgor:

Todos Medical Ltd.

Rehov HaMada 1

Rehovot, Israel 7670301

Phone: 011.972.8.633.3964

Email: info@todosmedical.com

3. All rights of the Secured Party and all of the rights, remedies and duties of the Secured Party and the Pledgor under or arising out of this Agreement shall be governed by the laws of the State of Delaware, except to the extent the provisions of the Uniform Commercial Code in effect in another jurisdiction are applicable with respect to specific Collateral. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE NON-EXCLUSIVE JURISDICTION OF ANY DELAWARE COURT, OR ANY UNITED STATES FEDERAL COURT SITTING IN THE STATE OF DELAWARE, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, THE PLEDGOR HEREBY WAIVES ANY RIGHT TO REQUIRE A JURY TRIAL.

4. This Agreement shall remain in force and effect until the Note and other obligations have been paid in full to the satisfaction of the Secured Party.

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SIGNATURE PAGE OF SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.